                          OPTIMA PETROLEUM CORPORATION


              The following resolutions were passed by the SPECIAL COMMITTEE of OPTIMA PETROLEUM CORPORATION (the "Company") having been consented to in writing by all the members of the Special Committee as of the 30th day of June, 1995.



SPECIAL COMMITTEE APPROVAL OF PLAN OF ARRANGEMENT

WHEREAS the Company's Board of Directors appointed the Special Committee to consider the proposed arrangement ("Arrangement") between the Company and Roxbury Capital Corp. ("Roxbury") whereby the Company will acquire all of the issued and outstanding common shares of Roxbury in exchange for common shares and warrants of the Company on the basis of seven common shares and seven share purchase warrants of the Company for every one Roxbury common share, each share purchase warrant entitling the holder to acquire an additional common share of the Company prior to February 28, 1997 at a price of $5.10 per share;

AND WHEREAS in considering the appropriateness of the proposed Arrangement, the Special Committee reviewed and considered, among other things:

       (a) information provided by management of the Company and Roxbury with respect to the business and operations of the Company and Roxbury on both a historical and prospective basis;

       (b) representations provided by management of the Company that the Arrangement will, in addition to streamlining management and operations of the Company and Roxbury, enhance the Company's property holdings by the consolidating the Company's and Roxbury's interests in the Company's principle producing properties;

       (c) information provided by the Company's financial advisors and legal counsel;

       (d) a valuation and fairness opinion prepared by BDO Valuation Inc. at the request of the boards of the Company and of Roxbury, which stated its opinion that the Arrangement is fair, from a financial point of view, to the Company's shareholders and Roxbury shareholders generally.

AND WHEREAS the Special Committee has concluded that the proposed Arrangement is fair and reasonable to, and in the best interests of, the Company and the Company's shareholders for the following principal reasons:

       (a) efficiencies from a management and operations perspective could be realized from the merger of Roxbury and the Company;

       (b) the availability of a larger asset base and market capitalization to fund ongoing exploration and development programs; and

       (c) the availability of Roxbury's tax pools in the U.S. to offset taxable cash flow from the Turtle Bayou Prospect in Louisiana.

IT IS HEREBY RESOLVED THAT:

1. the Company proceed with the proposed arrangement on the basis set forth in the Arrangement Agreement and attached Plan of Arrangement dated June 30, 1995 (the "Arrangement Agreement");

2. any one member of the Special Committee be and he is hereby authorized and directed to perform all such acts, deeds and things and execute all such documents and other writings as may be required to give effect to the true intent of this resolution.

These resolutions may be signed by the members of the Special Committee in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument notwithstanding the date of execution and shall be deemed to bear the date set forth above.




/s/ William Leuschner
---------------------
    William Leuschner




/s/ Emile Stehelin
---------------------
    Emile Stehelin




/s/ Martin G. Abbott
---------------------
    Martin G. Abbott

                          OPTIMA PETROLEUM CORPORATION

        The following resolutions were passed by the Directors of OPTIMA PETROLEUM CORPORATION (the "Company") having been consented to in writing by all the Directors of the Company as of the 30th day of June, 1995

APPROVAL OF PLAN OF ARRANGEMENT

WHEREAS the Company's Board of Directors appointed the Special Committee to consider the proposed arrangement ("Arrangement") between the Company and Roxbury Capital Corp. ("Roxbury") whereby the Company will acquire all of the issued and outstanding common shares of Roxbury in exchange for common shares and warrants of the Company on the basis of seven common shares and seven share purchase warrants of the Company for every one Roxbury common share, each share purchase warrant entitling the holder to acquire an additional common share of the Company prior to February 28, 1997 at a price of $5.10 per share;

AND WHEREAS the Special Committee has concluded that the proposed Arrangement is fair and reasonable to, and in the best interests of, the Company and the Company's shareholders and has recommended to the Board that the Company proceed with the Arrangement;

IT IS HEREBY RESOLVED THAT:

1. the Company proceed with the proposed arrangement on the basis set forth in the Arrangement Agreement and attached Plan of Arrangement dated June 30, 1995 (the "Arrangement Agreement");

2. the President and Chief Financial Officer of the Company be and they are hereby authorized to execute under seal of the Company the Arrangement Agreement;

3. subject to the receipt of all required shareholder, regulatory and court approvals to the Arrangement, the following share issuances be and are hereby approved:

        (a) the issuance of up to 1,374,727 shares (the Shares") issued at a deemed price of $4.50 per Share and up to 1,374,727 warrants ("Warrants") to the registered shareholders of Roxbury;

        (b) the issuance of up to 1,374,727 shares upon exercise of the Warrants;

        (c) the issuance of up to 15,000 shares upon exercise of stock options to the following directors of Roxbury as per paragraph 3.2(b) of the Plan of Arrangement:

              Name of Director         Number of shares     Exercise Price    Expiry Date
                                       under option
              ---------------------------------------------------------------------------
              John McCleery            4,300                $5.25             March 8/96
              ---------------------------------------------------------------------------
              Ted Kozub                7,100                $5.25             March 8/96
              ---------------------------------------------------------------------------
              David Block              3,600                $5.25             March 8/96

        (d) the issuance of up to 122,300 shares upon exercise of outstanding Roxbury warrants to the following warrant holders:

Name of Warrant Holder            Number of shares  Exercise          Expiry Date
                                  under warrant     Price
----------------------------------------------------------------------------------------
Emile Stehelin RRSP                7,300            $    6.65         September 15, 1995
----------------------------------------------------------------------------------------
Eva Stehelin                      17,900            $    6.65         September 15, 1995
----------------------------------------------------------------------------------------
John McCleery RRSP                22,200            $    6.65         September 15, 1995
----------------------------------------------------------------------------------------
Thornbury Estates                  3,000            $    6.65         September 15, 1995
----------------------------------------------------------------------------------------
Laurie Leuschner                  10,700            $    6.65         September 15, 1995
----------------------------------------------------------------------------------------
Geoffrey Kane                      4,300            $    6.65         September 15, 1995
----------------------------------------------------------------------------------------
Knapton Investments                2,900            $    6.65         September 15, 1995
========================================================================================
Robert L. Hodgkinson              10,700            $   10.50         November 15, 1995
----------------------------------------------------------------------------------------
William C. Leuschner              10,700            $   10.50         November 15, 1995
----------------------------------------------------------------------------------------
Emile Stehelin                    10,700            $   10.50         November 15, 1995
----------------------------------------------------------------------------------------
Ronald P. Bourgeois                3,900            $   10.50         November 15, 1995
----------------------------------------------------------------------------------------
Harold Gershuny                    5,000            $   10.50         November 15, 1995
========================================================================================
Sinclair Capital Corp.            13,000            $    9.10         August 25, 1996
----------------------------------------------------------------------------------------

4. the Company make application to The Toronto Stock Exchange to list the 2,886,754 common shares to be issued and reserved for issuance pursuant to the foregoing share issuances;

5. any one director or officer of the Company be and he is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents and other writings as may be required to give effect to the true intent of this resolution including, without limitation, all treasury orders and the Warrant Indenture with Montreal Trust Company.

These resolutions may be signed by the Directors in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument notwithstanding the date of execution and shall be deemed to bear the date as set forth above.




/s/ William Leuschner                        /s/ Robert L. Hodgkinson
-----------------------------------          -----------------------------------
    William Leuschner                            Robert L. Hodgkinson




/s/ Emile Stehelin                           /s/ Ronald P. Bourgeois
-----------------------------------          -----------------------------------
    Emile Stehelin                               Ronald P. Bourgeois




/s/ Martin G. Abbott
-----------------------------------
    Martin G. Abbott




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